FORM 8-A



                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549


                       FOR REGISTRATION OF CERTAIN CLASSES
                            OF SECURITIES PURSUANT TO
                           SECTION 12(b) or (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                              ALABAMA POWER COMPANY
-----------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          ALABAMA                                 63-0004250
------------------------------------------------------------------------------
(State of incorporation or organization) (IRS Employer Identification No.)


                600 North 18th Street, Birmingham, Alabama 35291
------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:


                                                    Name of each exchange
Title of each class                                on which each class is
to be so registered                                 to be so registered
-----------------------------------------------------------------------------

Series A 7 1/8% Senior Notes due December 1, 2047   New York Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:


                                     -None-

------------------------------------------------------------------------------
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT
------------------------------------------------------------------------------


Item 1.      Description of Registrant's Securities to be Registered.

             This Registration Statement relates to the $193,800,000 principal amount Series A 7 1/8% Senior Notes due December 1, 2047 (the "Series A Senior Notes") of Alabama Power Company (the "Company "). A description of the Series A Senior Notes is contained in the Registration Statement on Form S-3, as amended, of the Company, Alabama Power Capital Trust III, Alabama Power Capital IV, and Alabama Power Capital Trust V, Registration Nos. 333-40629, 333-40629-01, 333-40629-02, and 333-40629-03, filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"). Such description is incorporated herein by this reference. A description of the Series A Senior Notes also will be included in a prospectus supplement subsequently filed by the Company pursuant to Rule 424(b) under the Securities Act. Such prospectus supplement shall be deemed to be incorporated by reference herein.


Item 2.       Exhibits.

Exhibit Number

         1     -- Registration Statement on Form S-3, as amended, filed by the Company, Alabama Power Capital Trust III, Alabama Power Capital IV, and Alabama Power Capital Trust V (Registration Nos. 333-40629, 333-40629-01, 333-40629-02, 333-40629-03) (the
                  "Registration Statement") (incorporated herein by reference).

         4(a)  -- Form of Senior Note Indenture between the Company and The
                  Chase Manhattan Bank, as Trustee (designated in the Registration Statement as Exhibit 4.1 and incorporated herein by reference).

           Exhibits heretofore filed with the Securities and Exchange Commission and designated as set forth above are hereby incorporated herein by reference and made a part hereof with the same effect as if filed herewith.


                                    SIGNATURE

           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.


Dated      December 5, 1997                          ALABAMA POWER COMPANY



                                                     By  /s/Wayne Boston
                                                            Wayne Boston
                                                        Assistant Secretary